UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

HELIOS & MATHESON NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 17, 2010, Helios & Matheson North America Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding The NASDAQ Capital Market’s Listing Rule 5550(b)(1) (“the Rule”) which requires a company to maintain a minimum of $2,500,000 in stockholder’s equity for continued listing. The Company received communication from NASDAQ that its stockholders’ equity of $2,251,670 as of March 31, 2010, falls short of the minimum stockholders’ equity of $2,500,000 as required by the Rule. Additionally, the Company currently does not meet the alternatives of market value of listed securities or net income from continuing operations. NASDAQ has communicated to the Company that it has 45 calendar days from May 17, 2010 to submit a plan to regain compliance with the Rule. If the plan is accepted, NASDAQ can grant the Company an extension of up to 180 calendar days from May 17, 2010 to regain compliance. The Company is currently evaluating various courses of action after which it will submit a compliance plan. When the Company determines a course of action, the details will be set forth in a subsequent 8-K/A filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino
Chief Financial Officer

Date: May 21, 2010